SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C.  20549

                       FORM 8-K

                     CURRENT REPORT
          PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 15, 2000


  SALIENT 3 COMMUNICATIONS, INC.
 (Exact name of registrant as specified in its charter)



  Delaware                            0-12588         23-2280922
 (State or other jurisdiction of     (Commission     (I.R.S. Employer
  incorporation)                      File Number)    Identification No.)



   P. O. BOX 1498, READING, PENNSYLVANIA   19603
 (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:  (610) 856-5500

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Item 5. Other Events.

On August 15, 2000, Salient 3 Communications, Inc. (Nasdaq/NMS:STCIA) announced that its Board of Directors has declared an initial liquidating distribution of $12 per share for both the Class "A" and Class "B" common stock of the Company.

The dividend is payable on or about September 8, 2000 to shareholders of record at the close of business on August 25, 2000.

Salient 3 shareholders approved the dissolution and liquidation of the Corporation on July 21, 2000.

Salient 3 Communications, Inc. has been a leading telecommunications equipment and services company with subsidiaries that support public, private and wireless network operators.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         SALIENT 3 COMMUNICATIONS, INC.

Date:    August 18, 2000
      /s/Paul H. Snyder
         Paul H. Snyder
         Senior Vice President and
         Chief Financial Officer